CA Technologies Reports First Quarter Fiscal Year 2012 Results

ISLANDIA, N.Y., July 20, 2011 /PRNewswire/ -- CA Technologies (NASDAQ:CA) today reported financial results for its first quarter of 2012, ended June 30, 2011.

  Revenue$1.163 Billion, Up 4 Percent in Constant Currency and 9 Percent as Reported

  GAAP EPS $0.45, Up 7 Percent in Constant Currency and 5 Percent as Reported

  Non-GAAP EPS $0.55, Up 23 Percent in Constant Currency and Up 22 Percent as Reported

  Announces Intention to Take a $35 Million to $45 Million Charge in Second Quarter to Further Disinvest Less Productive  Parts of the Business

  Reaffirms Full-Year Outlook for Revenue, Non-GAAP EPS, and Cash Flow from Operations; Updates GAAP EPS for Interactive TKO Acquisition

FINANCIAL OVERVIEW

Note: All financial results have been adjusted to reflect the classification of the Company's Internet Security Business, which was divested in the first quarter, as a discontinued operation.

	First Quarter FY12 vs. FY11
(in millions, except share data)	FY12	FY11	% Change	% Change CC**
Revenue	$1,163	$1,069	9%	4%
GAAP Net Income from continuing operations	$228	$221	3%	3%
Non-GAAP Net Income from continuing operations*	$279	$233	20%	20%
GAAP Diluted EPS from continuing operations	$0.45	$0.43	5%	7%
Non-GAAP Diluted EPS from continuing operations*	$0.55	$0.45	22%	23%
Cash Flow from continuing operations	$143	$122	17%	2%

* Non-GAAP income and earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

**CC: Constant Currency

EXECUTIVE COMMENTARY

"We had a solid start to fiscal year 2012," said Bill McCracken, chief executive officer of CA Technologies. "First quarter results show improved operational efficiencies, which were reflected in non-GAAP operating margin improvements- and double-digit growth in non-GAAP earnings per share.

"We continued to build our product and services portfolio with the acquisition of Base Technologies, a privately-held consulting firm focused on the management of IT assets, and our agreement to acquire Interactive TKO, a leading provider of service simulation solutions for developing applications in composite and cloud environments," McCracken said. "We also delivered on our commitment to return cash to shareholders, repurchasing $150 million in common stock during the quarter and distributing $25 million in dividends, an increase of 25 percent.

"Our customers tell us IT has become the primary vehicle they use to adapt their business to changing market demands and become more competitive. This evolution is being driven by virtualization, cloud implementation and SaaS applications, allowing business models to change in days and weeks, instead of months and years. While these technologies increase flexibility, they can also introduce significant management complexity," McCracken continued. "Eighteen months ago we called this evolution and built our strategy around it. We believe our years of experience and core strength in traditional IT management and security, combined with our significant investments in the portfolio, will position us as the standard in the IT industry."

REVENUE AND BOOKINGS

During the first quarter, the Company saw healthy demand for its service assurance, identity and access management, Nimsoft and mainframe products. Just over 2 percentage points of revenue growth in constant currency and 7 percentage points as reported were driven by organic products, while just under 2 percentage points in constant currency and 2 percentage points as reported came from the products and services from the acquisitions of Base Technologies, Hyperformix, Inc. and Arcot Systems, Inc. About 62 percent of the Company's revenue came from North America, while 38 percent came from International operations.

Revenue year-over-year:

  Total revenue was $1.163 billion, up 4 percent in constant currency and 9 percent as reported.
  Total revenue backlog was $8.511 billion, up 6 percent in constant currency and 11 percent as reported.  The current portion of revenue backlog was $3.702 billion, up 4 percent in constant currency and 10 percent as reported.
  North America revenue was $716 million, up 9 percent in constant currency and as reported.
  International revenue was $447 million, down 2 percent in constant currency and up 8 percent as reported.

Bookings year-over year:

  Total bookings in the first quarter were $865 million, up 11 percent in constant currency and 18 percent as reported.
  The Company signed a total of 8 license agreements with contract values in excess of $10 million each, for an aggregate contract value of $255 million.  During the first quarter of fiscal year 2011, the Company signed a total of 6 license agreements with contract values in excess of $10 million each, for an aggregate contract value of $188 million.
  The weighted average duration of subscription and maintenance bookings for the quarter was 3.28 years, compared with 2.92 years for the same period in fiscal year 2011.
  North America bookings were $534 million, up 17 percent in constant currency and 19 percent as reported.
  International bookings were $331 million, up 2 percent in constant currency and 17 percent as reported.

EXPENSES AND MARGIN

Year-over-year GAAP results:

  Operating expenses, before interest and income taxes, were $821 million, up 3 percent in constant currency and 10 percent as reported.
  Operating income, before interest and income taxes, was $342 million, up 8 percent in constant currency and 7 percent as reported.
  Operating margin was 29 percent, down 1 percentage point.

Year-over-year non-GAAP results, which exclude purchased software and intangibles amortization, pre-fiscal year 2010 restructuring costs, and certain other gains and losses (including recoveries and certain costs associated with derivative litigation matters and share-based compensation expense), and which include gains and losses on hedges that mature within the quarter, but which exclude gains and losses on hedges that do not mature within the quarter:

  Operating expenses, before interest and income taxes, were $746 million, down 1 percent in constant currency and up 6 percent as reported.
  Operating income, before interest and income taxes, was $417 million, up 15 percent in constant currency and as reported.
  Operating margin was 36 percent, up 2 percentage points from the prior year period.

For the first quarter of fiscal year 2012, the Company's effective GAAP tax rate was 31.5 percent, compared to 28.2 percent in the prior year. The Company's effective non-GAAP tax rate was 31.6 percent, down from 33.6 percent in the prior year.

SEGMENT INFORMATION

For the first time, in the first quarter of fiscal year 2012, CA Technologies is reporting segment results in three areas: Mainframe Solutions, Enterprise Solutions and Services.

  Mainframe Solutions revenue was $646 million, up 1 percent in constant currency and 5 percent as reported.  Operating expense was $276 million and operating profit was $370 million.  Operating margin was 57 percent, up from 54 percent a year ago.
  Enterprise Solutions revenue was $427 million, up 9 percent in constant currency and 14 percent as reported.  Operating expense was $382 million and operating profit was $45 million.  Operating margin was 11 percent, up from 7 percent a year ago.
  Services revenue was $90 million, up 9 percent in constant currency and 15 percent as reported.  Operating expense was $88 million and operating profit was $2 million.  Operating margin was 2 percent, down from 5 percent a year ago.

CASH FLOW FROM CONTINUING OPERATIONS

Cash flow from continuing operations in the first quarter was $143 million, compared to $122 million in the prior year. Cash flow was unfavorably affected by an increase of $111 million in cash paid for income taxes, compared to the prior year period. In addition, cash flow was favorably affected by improved customer collections of $150 million including the early receipt of one payment of approximately $22 million scheduled for the second quarter of fiscal year 2012.

CAPITAL STRUCTURE

  Cash, cash equivalents and marketable securities at June 30, 2011, were $2.950 billion.
  With $1.307 billion in total debt outstanding, the Company's net cash, cash equivalents and marketable securities position was $1.643 billion.
  In the first quarter, the Company repurchased approximately 6.4 million shares of stock, for a total of $150 million and distributed $25 million in dividends.
  The Company's outstanding share count at June 30, 2011 was 499 million.

BUSINESS HIGHLIGHTS

During the first quarter the Company announced:

  The acquisition of Base Technologies, a privately-held consulting firm focused on the management of IT assets, with leading practices in virtualization management, mainframe technology, security and managed IT infrastructure.
  The appointment of Rohit Kapoor of ExlService Holdings Inc. (NASDAQ: EXLS) to its Board of Directors.
  The appointment of Richard Beckert as chief financial officer.
  The hiring Peter Griffiths as executive vice president of its Technology and Development Group.
  The formation with VCE, the Virtual Computing Environment Company, of a global strategic alliance to deliver integrated private cloud solutions for VCE's Vblock™ Infrastructure Platforms that help customers increase agility, reduce risk and lower costs.
  A definitive agreement to acquire privately-held Interactive TKO, Inc. (ITKO), a leading provider of service simulation solutions for developing applications in composite and cloud environments, for $330 million in an all-cash transaction.
  The divestiture of its Internet Security Business to Updata Partners.

ALIGNING COST STRUCTURE AND RESOURCES TO STRATEGY

The Company announced it would incur a GAAP and non-GAAP charge of approximately $35 million to $45 million in the second quarter in connection with a reduction of up to 500 jobs. This action is a continuation of the work the company has been doing to optimize its business by reallocating resources from non-strategic areas to growth technologies and regions, and divesting non-strategic areas of the business.

OUTLOOK FOR FISCAL YEAR 2012

The Company reaffirmed its outlook for fiscal year 2012 for revenue, non-GAAP EPS and cash flow from operations, and updated GAAP EPS for the effect of the planned acquisition of Interactive TKO. The following guidance represents "forward-looking statements" (as defined below).

The Company expects the following:

  Total revenue growth in a range of 6 percent to 8 percent in constant currency.  At June 30, 2011 exchange rates, this translates to reported revenue of $4.9 billion to $5.0 billion.
  GAAP diluted earnings per share growth in constant currency in a range of 5 percent to 9 percent, adjusted from the previous range of 6 percent of 11 percent.  At June 30, 2011 exchange rates, this translates to reported diluted earnings per share of $1.79 to $1.86.
  Non-GAAP diluted earnings per share growth in constant currency in a range of 6 percent to 10 percent.  At June 30, 2011 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.14 to $2.21.
  Cash flow from operations growth in a range of 3 percent to 5 percent in constant currency.  At June 30, 2011 exchange rates, this translates to reported cash flow from operations of $1.48 billion to $1.51 billion.

This outlook includes the impact of the planned acquisition of Interactive TKO, the charge of between $35 million and $45 million, a partial currency hedge of operating income and an update to reflect our expectations for share count. The Company also expects a full-year GAAP and non-GAAP tax rate in a range of 31 to 32 percent. The Company anticipates approximately 489 million shares outstanding at fiscal year 2012 year-end and weighted average diluted shares outstanding of approximately 497 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company's website, including a supplemental financial package, as well as a webcast that the Company will host at 5 p.m. ET today to discuss its unaudited first quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-548-7913. The international participant number is 1-719-325-4793.

(Logo: http://photos.prnewswire.com/prnh/20100516/NY05617LOGO)

About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments – from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

Follow CA Technologies

  Twitter
  Social Media Page
  Press Releases
  Podcasts

Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Prior to fiscal year 2011, non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Non-GAAP adjusted cash flow excludes pre-fiscal 2010 restructuring and other payments. Free cash flow excludes capital expenditures. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company's products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company's software products and the Company's and customers' data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to effectively execute the Company's workforce reductions; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2011 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Kelsey Doherty
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6844
	daniel.kaferle@ca.com	kelsey.doherty@ca.com

Table 1
CA Technologies
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
Revenue	2011	2010
Subscription and maintenance revenue	$1,007	$ 939
Professional services	90	78
Software fees and other	66	52
Total revenue	1,163	1,069
Expenses
Costs of licensing and maintenance	67	67
Cost of professional services	88	71
Amortization of capitalized software costs	50	45
Selling and marketing	326	290
General and administrative	114	117
Product development and enhancements	118	128
Depreciation and amortization of other intangible assets	47	44
Other expenses (gains), net	10	(11)
Restructuring and other	1	(3)
Total expenses before interest and income taxes	821	748
Income from continuing operations before interest and income taxes	342	321
Interest expense, net	9	13
Income from continuing operations before income taxes	333	308
Income tax expense	105	87
Income from continuing operations	$ 228	$ 221
Income (loss) from discontinued operations, net of income taxes	13	(4)
Net income	$ 241	$ 217

Basic income (loss) per share
Income from continuing operations	$ 0.45	$0.43
Income (loss) from discontinued operations	0.03	(0.01)
Net Income	$ 0.48	$0.42
Basic weighted average shares used in computation	500	510

Diluted income (loss) per share
Income from continuing operations	$ 0.45	$0.43
Income (loss) from discontinued operations	0.02	(0.01)
Net Income	$ 0.47	$0.42
Diluted weighted average shares used in computation	501	511

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30,	March 31,
	2011	2011

Cash and cash equivalents	$ 2,761	$ 3,049
Marketable securities- current	84	75
Trade and installment accounts receivable, net	597	849
Deferred income taxes - current	207	246
Other current assets	192	152

Total current assets	3,841	4,371

Marketable securities - noncurrent	105	104
Property and equipment, net	426	437
Goodwill	5,695	5,688
Capitalized software and other intangible assets, net	1,275	1,284
Deferred income taxes - noncurrent	249	284
Other noncurrent assets, net	261	246

Total assets	$11,852	$ 12,414

Current portion of long-term debt and loans payable	$ 19	$ 269
Deferred revenue (billed or collected) - current	2,475	2,600
Deferred income taxes - current	69	68
Other current liabilities	763	987

Total current liabilities	3,326	3,924

Long-term debt, net of current portion	1,288	1,282
Deferred income taxes - noncurrent	66	64
Deferred revenue (billed or collected) - noncurrent	909	969
Other noncurrent liabilities	540	555

Total liabilities	6,129	6,794

Common stock	59	59
Additional paid-in capital	3,562	3,615
Retained earnings	4,321	4,106
Accumulated other comprehensive loss	(48)	(65)
Treasury stock	(2,171)	(2,095)

Total stockholders’ equity	5,723	5,620

Total liabilities and stockholders’ equity	$11,852	$ 12,414

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)
	Three Months Ended
	June 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$ 241	$ 217
(Income) loss from discontinued operations	(13)	4
Income from continuing operations	228	221
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	97	89
Provision for deferred income taxes	71	116
Provision for bad debts	-	3
Share-based compensation expense	25	19
Asset impairments and other non-cash charges	2	5
Foreign currency transaction losses (gains)	2	(2)
Changes in other operating assets and liabilities, net of effect of acquisitions:
Decrease in trade and installment accounts receivable, net	274	320
Decrease in deferred revenue	(214)	(310)
Decrease in taxes payable, net	(241)	(191)
(Decrease) increase in accounts payable, accrued expenses and other	(2)	3
Decrease in accrued salaries, wages and commissions	(82)	(105)
Decrease in restructuring liabilities	(6)	(34)
Changes in other operating assets and liabilities	(11)	(12)
NET CASH PROVIDED BY OPERATING ACTIVITIES - CONTINUING OPERATIONS	143	122
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired, and purchased software	(29)	(9)
Purchases of property and equipment	(19)	(25)
Capitalized software development costs	(50)	(42)
Investment in marketable securities, net	(8)	-
Other investing activities	(1)	(16)
NET CASH USED IN INVESTING ACTIVITIES - CONTINUING OPERATIONS	(107)	(92)
FINANCING ACTIVITIES:
Dividends paid	(25)	(21)
Purchases of common stock	(153)	(55)
Debt repayments, net	(184)	(3)
Exercise of common stock options and other	9	4
NET CASH USED IN FINANCING ACTIVITIES - CONTINUING OPERATIONS	(353)	(75)
NET CHANGE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH - CONTINUING OPERATIONS	(317)	(45)
Effect of exchange rate changes on cash	37	(73)
CASH PROVIDED (USED) BY OPERATING ACTIVITIES - DISCONTINUED OPERATIONS	(12)	(5)
CASH PROVIDED (USED) BY INVESTING ACTIVITIES - DISCONTINUED OPERATIONS	4	16
NET EFFECT OF DISCONTINUED OPERATIONS ON CASH AND CASH EQUIVALENTS	(8)	11
DECREASE IN CASH AND CASH EQUIVALENTS	(288)	(107)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,049	2,583
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,761	$2,476

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 4
CA Technologies
Operating Segments
(in millions)
(unaudited)

	Three Months Ended June 30, 2011
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$ 646	$ 427	$ 90	$1,163
Expenses (3)	276	382	88	746
Segment profit	$ 370	$ 45	$ 2	$ 417
Operating Margin	57%	11%	2%	36%

Unallocated operating expenses and interest expense (4)				$ 84

Income from continuing operations before income taxes				$ 333

	Three Months Ended June 30, 2010
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$ 615	$ 376	$ 78	$1,069
Expenses (3)	280	351	74	705
Segment profit	$ 335	$ 25	$ 4	$ 364
Operating Margin	54%	7%	5%	34%

Unallocated operating expenses and interest expense (4)				$ 56

Income from continuing operations before income taxes				$ 308

(1)

• Mainframe Solutions – Our Mainframe Solutions segment addresses the mainframe market and is focused on making significant investments in order to be innovative in key management disciplines across our broad portfolio of products.  Ongoing development is guided by customer needs, our cross-enterprise management philosophy and our Mainframe 2.0 strategy, which offers management capabilities designed to appeal to the next generation of mainframe staff while also offering productivity improvements to today’s mainframe experts.  Our mainframe business assists customers by addressing three major challenges:  lowering costs, providing high service levels by sustaining critical workforce skills and increasing agility to help deliver on business goals.

• Enterprise Solutions – Our Enterprise Solutions segment includes products that operate on non-mainframe platforms, such as service assurance, security (identity and access management), project and portfolio management, service management, virtualization and service automation, SaaS, and cloud offerings.  Our offerings help customers address their regulatory compliance demands, privacy needs, and internal security policies. Enterprise Solutions also focuses on delivering growth to the Company in the form of new customer acquisitions and revenue, while leveraging non-traditional routes-to-market and delivery models.

• Services – Our Services segment offers implementation, consulting, education and training services to customers, which is intended to promote a seamless customer experience and to increase the value that customers realize from our solutions.

(2)

The software product revenue is assigned to the Mainframe Solutions and Enterprise Solutions segments based on either: (1) a list price allocation method (which allocates a discount in the total contract price to the individual products in proportion to the list price of the products); (2) allocations included within internal contract approval documents; or (3) the value for individual software products as stated in the customer contract.  The price for the implementation, consulting, education and training services is separately stated in the contract and these amounts of contract revenue are assigned to the Services segment.

(3)

Segment expenses include costs that are controllable by segment managers (i.e., direct costs) and, in the case of the Mainframe Solutions and Enterprise Solutions segments, an allocation of shared and indirect costs (i.e., allocated costs).   Segment-specific direct costs include a portion of selling and marketing costs, licensing and maintenance costs, product development costs, general and administrative costs and amortization of the cost of internally developed software.   Allocated segment costs primarily include indirect selling and marketing costs and general and administrative costs that are not directly attributable to a specific segment.  The basis for allocating shared and indirect costs between the Mainframe Solutions and Enterprise Solutions segments is dependent on the nature of the cost being allocated and is either in proportion to segment revenues or in proportion to the related direct cost category.  Expenses for the Services segment consist only of direct costs and there are no allocated or indirect costs for the Services segment.

(4)

Unallocated segment expenses include the following: share-based compensation expense; amortization of purchased software; amortization of other intangible assets; derivative hedging gains and losses; and severance, exit costs and related charges associated with the Company’s Fiscal 2007 Plan, which can be found on Table 7 and Interest Expense which can be found on Table 1.

Table 5
CA Technologies
Constant Currency Summary
(in millions)
(unaudited)

		Three Months Ended June 30,
		2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

	Bookings	$ 865	$ 732	18%	11%

	Revenue:
	North America	$ 716	$ 655	9%	9%
	International	447	414	8%	(2%)
	Total revenue	$ 1,163	$ 1,069	9%	4%

	Revenue:
	Subscription and maintenance	$ 1,007	$ 939	7%	3%
	Professional services	90	78	15%	9%
	Software fees and other	66	52	27%	23%
	Total revenue	$ 1,163	$ 1,069	9%	4%

	Segment Revenue:
	Mainframe Solutions	$ 646	$ 615	5%	1%
	Enterprise Solutions	427	376	14%	9%
	Services	90	78	15%	9%

	Total expenses before interest and income taxes:
	Total Non-GAAP (2)	$ 746	$ 705	6%	(1%)
	Total GAAP	$ 821	$ 748	10%	3%

(1)

Constant currency information is presented to provide a framework to assess how the underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of fiscal year 2011.  Constant currency excludes the impacts from the Company's hedging program.

(2)	Refer to Table 7 for a reconciliation of total expenses before interest and income taxes to total non-GAAP operating expenses.

	Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.
	Certain non-material differences may arise versus actual from impact of rounding.

Table 6
CA Technologies
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2011	June 30, 2010

GAAP net income	$ 241	$ 217
GAAP Income (loss) from discontinued operations, net of taxes	13	(4)
GAAP income from continuing operations	228	221
GAAP income tax expense	105	87
GAAP interest expense	9	13
GAAP Income from continuing operations before interest and income taxes	342	321
GAAP operating margin (% of revenue) (1)	29%	30%

Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	1	1
Cost of professional services(2)	1	1
Amortization of capitalized software costs(3)	23	22
Selling and marketing(2)	10	7
General and administrative(2)	8	4
Product development and enhancements(2)	5	6
Depreciation and amortization of other intangible assets(4)	19	16
Other (gains), net (5)	7	(14)
Restructuring and other (6)	1	-
Total Non-GAAP adjustment to operating expenses	75	43
Non-GAAP Income from continuing operations before interest and income taxes	417	364
Non-GAAP operating margin (% of revenue) (7)	36%	34%

GAAP Interest expense, net	9	13
Non-GAAP adjustment to Interest expense	-	-
Non-GAAP interest expense	9	13

GAAP Income tax expense	105	87
Non-GAAP adjustment to income tax expense(8)	24	31
Non-GAAP income tax expense	129	118

Non-GAAP Income from continuing operations	$ 279	$ 233

(1)	GAAP operating margin is calculated by dividing GAAP Income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of purchased software amortization.

(4)	Non-GAAP adjustment consists of intangibles amortization.

(5)	Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(6)	Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(7)	Non-GAAP operating margin is calculated by dividing non-GAAP income from continuing operations before interest and income taxes by total revenue (refer Table 1 for total revenue).

(8)

The full year non-GAAP income tax expense is different from GAAP income tax expense because of the difference in non-GAAP income from continuing operations (before tax). On an interim basis this difference would also include a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise, but for non-GAAP such items are recorded pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 7
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
Operating Expenses	2011	2010

Total expenses before interest and income taxes	$ 821	$ 748

Non-GAAP operating adjustments:
Purchased software amortization	23	22
Intangibles amortization	19	16
Share-based compensation	25	19
Restructuring and other (1)	1	-
Hedging (gains), net (2)	7	(14)
Total non-GAAP operating adjustments	75	43

Total non-GAAP operating expenses	$ 746	$ 705

	Three Months Ended
	June 30,
Diluted EPS from Continuing Operations	2011	2010

GAAP diluted EPS from continuing operations	$0.45	$0.43

Non-GAAP adjustments, net of taxes
Purchased software and intangibles amortization	0.06	0.05
Share-based compensation	0.03	0.02
Restructuring and other (1)	-	-
Hedging (gains), net (2)	0.01	(0.02)
Non-GAAP effective tax rate adjustments (3)	(0.00)	(0.03)

Non-GAAP diluted EPS from continuing operations	$0.55	$0.45

(1)	Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(2)	Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(3)

The effective tax rate on non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of non-GAAP income from continuing operations before income taxes.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 8
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2011
	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$ 333	$ 408

Statutory tax rate	35%	35%

Tax at statutory rate	117	143

Adjustments for discrete and permanent items (2)	(12)	(14)

Total tax expense	$ 105	$ 129

Effective tax rate (3)	31.5%	31.6%

	Three Months Ended
	June 30, 2010
	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$ 308	$ 351

Statutory tax rate	35%	35%

Tax at statutory rate	108	123

Adjustments for discrete and permanent items (2)	(21)	(5)

Total tax expense	$ 87	$ 118

Effective tax rate (3)	28.2%	33.6%

(1)	Refer to Table 6 for a reconciliation of income from continuing operations before income taxes on a GAAP basis to income from continuing operations before income taxes on a non-GAAP basis.

(2)

The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)

The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 9
CA Technologies
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
Projected Diluted EPS from Continuing Operations	March 31, 2012

Projected GAAP Diluted EPS From Continuing Operations Range	$ 1.79	to	$ 1.86

Non-GAAP Adjustments, Net of Taxes:
Purchased Software and Intangibles Amortization	0.21		0.21
Share-based Compensation	0.14		0.14

Non-GAAP Projected Diluted EPS From Continuing Operations Range	$ 2.14	to	$ 2.21

This outlook includes the impact of the planned acquisition of Interactive TKO.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.